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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85785) of EarthCare Company of our report dated April 7, 2000 except for the last sentence of Note 5(A), as to which the date is April 14, 2000 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated April 7, 2000 except for the last sentence of Note 5(A), as to which the date in April 14, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Tulsa, Oklahoma
April 13, 2000